UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 25, 2020

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.0001 par value per share Preferred Share Purchase Rights	DRRX	The NASDAQ Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On June 26, 2020, DURECT Corporation (the “Company”) announced that Gilead Sciences, Inc., (“Gilead”) had exercised its right to terminate (i) the Research and Development Master Services Agreement dated June 7, 2017, amended April 26, 2019 (the “R&D Agreement”) and (ii) the License Agreement dated July 19, 2019 (the “License Agreement” and, together with the R&D Agreement, the “Agreements”), between Gilead and the Company. Pursuant to Gilead’s termination notice, the Agreements will terminate effective as of December 22, 2020.

A summary of the material terms of the License Agreement was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 5, 2020 with the Securities and Exchange Commission (the “SEC”).  The summary is qualified in its entirety by reference to the full text of the License Agreement filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed on November 5, 2019 with the SEC and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of DURECT Corporation dated June 26, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: June 26, 2020	By:	/s/ Michael H. Arenberg
Michael H. Arenberg Chief Financial Officer

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